THIS NOTE AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THIS NOTE AND SUCH SECURITIES MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                   6% Convertible Subordinated Promissory Note
                              due December 1, 2000
                   -------------------------------------------

$                                                               King of Prussia,
December 6, 1996                                                Pennsylvania

            Section 1. Payment.

            Section 1.1 General. FOR VALUE RECEIVED, Telephone Access, Inc., a
Delaware corporation (the "Maker"), hereby promises to pay to the order of
[             ] (the "Payee"), at [                                      ] (or
such other address as the Payee shall from time to time designate in writing to the Maker), the principal sum of [
] (         ), in lawful money of the United States of America.


            The Maker hereby also promises to pay interest on the unpaid principal amount hereof in like money at such place, from the date hereof until payment of the principal amount hereof has been made in full, at the rate of six percent (6%) per annum, payable quarterly on the first day of March, June, September and December each year, commencing on March 1, 1997, which first payment shall include interest accrued from the date hereof.

            Section 1.2 Principal Payment Due. The entire principal amount of this Note together with any accrued and unpaid interest thereon shall be payable
(i) at the request of the Payee, ten (10) days after the closing of the initial sale (the "Effective Date") by the Maker to the public through an underwritten public offering of shares of Common Stock (as defined in Section 2.1 below), pursuant to a registration statement filed under the Securities Act of 1933 (the "Securities Act"), as amended, other than a registration statement covering securities of the Maker to be issued pursuant to an employee benefit plan, the gross proceeds of such offering to the Maker being in excess of $33,000,000 (such offering, a "Successful IPO") or, in any event, on (ii) December 1, 2000.

            Section 2. Conversion

            Section 2.1 Conversion of this Note at the Payee's Option.

            (a) The Payee shall have the right at any time after the Effective Date and until payment in full of this Note to convert, subject to and in compliance with the terms and provisions hereof, all, but not less than all, of the outstanding principal amount of this Note into 90,160 shares of Common Stock. Any outstanding and unpaid interest thereon accrued through the Conversion Date (as hereinafter defined) shall be paid in cash at the time of delivery of certificates representing the Common Stock into which this Note shall be converted. Upon the surrender hereof, accompanied by the Payee's written request in the form attached hereto as Annex A for conversion of this Note (sometimes herein, the "Conversion Notice"), the Maker shall issue and deliver to the Payee within ten (10) business days after the surrender of this Note pursuant hereto, one or more certificates evidencing the shares of Common Stock into which this Note shall be converted. All shares of Common Stock issued upon conversion shall be deemed issued as of the close of business on the Conversion Date. The "Conversion Date" is the date this Note is surrendered for conversion pursuant to this paragraph; provided, however, that if such date is a date on which banks in New York City are generally not open for business, then the Conversion Date shall be the next date on which such banks are open. The term "Common Stock" shall mean the class of stock which, at the date of execution of this Note, is designated voting common stock, par value $.01, of the Maker, and stock of any class or classes into which such voting common stock or any such other class may thereafter be changed or reclassified and which has voting powers which are the same as the voting powers of such voting common stock and which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Maker and is entitled to receive distributions in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Maker after payments of all debts and obligations of the Maker and all preferences. In case, by reason of the operation hereof, this Note shall be convertible into any other shares of stock, other securities, property or cash of the Maker or any other corporation, any reference herein to the conversion of this Note shall be deemed to refer to and include conversion of this Note into such other shares, securities, property, or cash.

            (b) The conversion terms shall be subject to adjustment from time to time upon the occurrence of certain events while this Note remains outstanding, as follows:

            (c) If the Maker at any time shall consolidate with or merge into or sell or convey all or substantially all of its assets to any other corporation, this Note shall thereafter be convertible into such kind and amount of shares of stock, other securities, property, cash or any combination thereof receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which this Note would have been converted had it been converted immediately prior to such consolidation, merger, sale, or conveyance, subject to adjustments equivalent to the adjustments provided in this Note. In the event of a consolidation or merger of another corporation into the Maker in which the Maker is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive, or a change into, as the case may be, shares of stock, other securities, property, cash or any combination thereof) of the shares of Common Stock, this Note shall thereafter be convertible solely into the kind and amount of shares of stock, other securities, property, cash or any combination thereof receivable upon such consolidation or merger by a holder of the number of shares of Common Stock into which this Note would have been converted had it been converted immediately prior to such consolidation or merger. The foregoing provisions shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the adjustment provisions of this Note shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

            (d) In case the Maker shall (i) declare a dividend or make a distribution on the outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the Payee after such time shall be entitled to receive upon surrender hereof for conversion the number of shares of Common Stock which the Payee would have owned or been entitled to receive had this Note been converted immediately prior to such time. Such adjustment shall be made successively whenever any event specified above shall occur. All calculations under this paragraph shall be made to the nearer cent or to the nearer one-hundredth of a share, as the case may be.

            (e) The Maker agrees that its issuance of this Note shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note. During the period within which this Note may be converted into shares of Common Stock, the Maker shall at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the conversion of this Note in accordance with the terms hereof.

            (f) The issuance of certificates for shares of Common Stock upon the conversion of this Note shall be made without charge for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the name of, or in such names as may be directed by, the Payee; provided, however, that the Maker shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Payee.

            (g) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of this Note. If the conversion of this Note results in a fraction of a share, an amount equal to such fraction multiplied by the then current market value of the Common Stock shall be paid in cash to the Payee by the Maker on or prior to the Conversion Date.

            (h) The shares of Common Stock issuable by the Maker upon the conversion of this Note shall be issued without compliance with the registration requirements of the Securities Act and the Payee may be unable to sell its shares of Common Stock except (i) pursuant to an effective registration statement covering the Common Stock pursuant to the Securities Act, (ii) in a bona fide private placement to a purchaser who shall be subject to the same restrictions on any resale or (iii) subject to the restrictions contained in Rule 144 under the Securities Act

            (i) Each certificate representing shares of Common Stock of the Maker issued upon conversion of this Note shall, if applicable, contain upon its face or upon the reverse side thereof a legend to the following effect:

            "The Shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred in violation of the Act."

            Notwithstanding the foregoing, if the conditions to the applicability of Rule 144(k) under the Securities Act (or its successor) are all satisfied (i) prior to the issuance of such certificates, the Maker shall not place such legend on the certificates, or (ii) after the issuance of such certificates, the Maker shall promptly reissue certificates without such legend upon the request of Payee or the holder of this Note.

            2.2 Conversion by the Maker.

            (a) If EBIT (as hereinafter defined) of the Business (as hereinafter defined) as a percentage of net revenues (as hereinafter defined) for a Calculation Period (as hereinafter defined) is less than five percent (5%) of the net revenues of the Business for such Calculation Period, then the obligation of the Maker to make any further payments to the Payee under this Note shall automatically cease as of the end of such Calculation Period, without any further action on the part of the Maker, and the only obligation of the Maker with respect hereto shall be to deliver to the Payee 22,540 shares of Common Stock, subject to adjustment in the same manner as is described as provided in clauses (c) and (d) of Section 2.1 hereof. This provision for automatic conversion shall terminate on the Effective Date of a Successful IPO.

            (b) Within ninety (90) days after December 31, 1997 and December 31, 1998, the Maker shall calculate the "net revenues" achieved by the Business (as defined in the Recapitalization Agreement (as hereinafter defined) during the twelve-month periods ending December 31, 1997, and December 31, 1998, respectively (each period, a "Calculation Period"), and the earnings before interest and taxes ("EBIT") as a percentage of net revenues achieved by the Business during each such Calculation Period which shall be determined in accordance with the provisions hereof. The amounts so computed shall be the net revenues and EBIT for purposes of determining whether or not this Note shall be automatically converted into shares of Common Stock. Notwithstanding the determination of net revenues and EBIT for any applicable Calculation Period by the Maker, the Payee shall receive the information upon which such determination was made, and shall, in the event of a dispute as to the amount or method of calculation of such net revenues and EBIT have the right to review all work papers relating to the determination of net revenues and EBIT. The Maker and the Payee shall use their reasonable best efforts to determine the net revenues and EBIT described herein and the Maker shall deliver a work sheet showing in reasonable detail the calculation of such net revenues and EBIT to the

Payee as soon as practicable after each Calculation Period, but in any event no more than thirty (30) days from the end of each Calculation Period. The Payee shall have thirty (30) days after receipt of such calculation to advise the Maker of any objections thereto. The parties agree to negotiate in good faith to resolve any controversies relating to such calculation. If such controversies cannot be resolved within ten (10) days following the delivery by the Payee to the Maker of his objections to such calculations, the Payee and the Maker shall jointly engage Arthur Andersen LLP (the "Neutral Accounting Firm") in a jointly signed written engagement letter to resolve the disputed portions of such calculations. The parties shall each have thirty (30) days after the date of such engagement to prepare their respective presentation to the Neutral Accounting Firm. During such period, each of the parties shall cooperate with the other parties to make reasonably available all pertinent documents and records. At the end of such period, the parties shall make their presentation to the Neutral Accounting Firm, which shall make its determination based solely upon such presentations by the parties and not by independent review, and the Neutral Accounting Firm shall make such determination as soon as practicable, but in any event within thirty (30) days from the date of the presentations by the parties. The determination of the Neutral Accounting Firm shall be in written form and shall be final and binding upon the parties. One-half of the fees and expenses of the Neutral Accounting Firm shall be paid by the Payee, on the one hand, and one-half of such fees shall be payable by the Maker, on the other hand. For purposes of this Note, (i) "net revenues" of the Business shall mean gross charges billed for all services provided by the Business (or, in the event that all or substantially all of the assets and business of the Business shall have been transferred to another entity or entities, the allocable portion of the gross charges of such other entity or entities attributable to the Business) during the applicable Calculation Period less any necessary adjustments to reflect amounts which are determined to be uncollectible at the time of billing (contractual allowances) or in the future (billing errors) as determined in accordance with generally accepted accounting principles consistent with the Maker's accounting practices; and (ii) "EBIT" shall mean the earnings before interest and taxes of the Business (or, in the event that all or substantially all the assets and business of the Business shall have been transferred to another entity or entities, the allocable portion of the EBIT of such other entity or entities) for the applicable Calculation Period as determined in accordance with generally accepted accounting principles consistent with the Maker's accounting practices.

For purposes of calculating EBIT for any Calculation Period, a deduction will be made for corporate office overhead expenses in the amount of $375,000 and no deduction will be made for amortization of goodwill.

            Section 3. Subordination.

            Section 3.1 Indebtedness Subordinated to Senior Debt. The Maker hereby covenants and agrees, and the holder of this Note, by such holder's acceptance hereof, hereby consents, covenants and agrees, that the indebtedness of the Maker for or on account of principal and interest on this Note, and the payment of the principal of and interest (whether by redemption or otherwise) on this Note, is hereby expressly made subordinate and subject in right of payment to the prior indefeasible payment in full in cash of all Senior Debt to the extent and in the manner hereinafter set forth in this Section 3. Defined terms used herein shall have the meanings set forth in Section 5 hereof, unless otherwise specified or defined herein.

            This Section 3 shall constitute a continuing offer to all persons who become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees hereunder and they or each of them may enforce such provisions.

            Section 3.2 Payment Permitted if No Default. Nothing contained in this Section 3 or elsewhere in this Note shall prevent the Maker, at any time except during the pendency of any of the conditions described in Sections 3.3,
3.4 and 3.5, other than as provided in Section 3.5, from making scheduled payments at any time of principal of or interest on this Note.

            Section 3.3 Payment Over of Proceeds Upon Dissolution; Etc. Upon any payment or distribution of assets of the Maker in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, total or partial liquidation, winding-up, reorganization or other similar case or proceeding in connection therewith, relative to the Maker or to its creditors, or to its assets, whether voluntary or involuntary, or (b) any liquidation, dissolution or other winding-up of the Maker, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and/or liabilities of the Maker, then and in any such event the holders of Senior Debt shall be entitled to receive indefeasible payment in full in cash of all amounts due or to become due on or in respect of all Senior Debt before the holder of this Note is entitled to receive any payment on account of principal of, interest on or otherwise in respect of this Note, and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Maker being subordinated to the payment of this Note, which may be payable or deliverable in respect of this Note in any such case, proceeding, dissolution, liquidation, reorganization or other winding-up or event.

            If this Note is declared due and payable before its stated maturity, then and in such event the holders of the Senior Debt outstanding at the time this Note so becomes due and payable shall be entitled to receive indefeasible payment in cash in full of all amounts due or to become due on or in respect of all such Senior Debt (whether or not an event of default has occurred thereunder or the maturity of such Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) before the holder of this Note is entitled to receive any payment (including any payment which may be payable by reason of the payment of any other Indebtedness of the Maker being subordinate to or pari passu with the payment of this Note by the Maker), on account of the principal of or interest hereon.

            If, after the occurrence of any of the events set forth in Section 3.3(a), (b) or (c) above, the holder of this Note shall have received any payment or distribution of assets of the Maker of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Maker being subordinated to the payment of this Note, before all Senior Debt is indefeasibly paid in full, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Maker for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full.

            For purposes of this Section 3 only, the words "cash, property or securities" shall not be deemed to include securities of the Maker as reorganized or readjusted, or securities of the Maker or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated at least to the extent provided in this Section 3 with respect to this Note to the payment of all Senior Debt which may at the time be outstanding.

            Section 3.4 Standstill; Prior Payment of Senior Debt Upon Acceleration of Subordinated Indebtedness. Notwithstanding any provision herein or in any other writing or agreement to the contrary, the holder of this Note shall not, unless all Senior Debt shall have been declared due and payable by acceleration of maturity pursuant to the terms thereof, without the prior written consent of the holders of the Senior Debt (or the representative or agent of such holders, if there is one), commence, prosecute or participate in, prior to the expiration of three hundred sixty-five (365) days after the occurrence of any default under this Note which is a ground for acceleration of this Note (the date of such default is hereinafter referred to as the "Sub-Debt Default Date"), any suit, action or proceeding against the Maker with respect to this Note, or assert, collect or enforce, or take any action to foreclose or realize upon, prior to the 366th day following the Sub-Debt Default Date, any security interest, lien or encumbrance on any property of the Maker pursuant to any security agreements, pledge agreements, mortgages, lien instruments or other documents which secure this Note or take any action which might result in a payment in contravention of any provision of this Section 3 until the Senior Debt shall have been indefeasibly paid in cash in full, and any such security agreements, pledge agreements, mortgages, lien instruments or other documents shall contain the subordination provisions set forth in this Section 3.

            Notwithstanding the foregoing, the holder of this Note may take legal action to compel the Maker to perform any obligation hereunder or to enjoin the Maker from violating any obligation hereunder so long as such obligation is not a payment obligation and the performance or observance of such obligation would not prohibit, impair, conflict with or be inconsistent with the performance or observance of any of the Maker's obligations to any holder of Senior Debt.

            If, notwithstanding the foregoing, the Maker shall make any payment to the holder of this Note prohibited by the foregoing provisions of this
Section 3, such payment shall be paid over and delivered forthwith to the holders of the Senior Debt but only to the extent that, upon notice from the holder of this Note to the holders of the Senior Debt that such prohibited payment has been made, the holders of the Senior Debt notify the holder of this Note of the amounts then due and owing on the Senior Debt, if any, and only such amount so notified to the holder of this Note shall be paid to the holders of the Senior Debt.

            The provisions of this Section 3.4 shall not apply to any payment with respect to which Section 3.3 of this Note would be applicable.

            Section 3.5 No Payment When Senior Debt in Default. In the event any default in the payment of principal of or interest on any Senior Debt shall have occurred and be continuing which permits (or with notice or lapse of time, or both, would permit) the holders of such Senior Debt (or a trustee or agent on behalf of the holders thereof) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable (whether or not such holders have accelerated such Senior Debt) or such a default would result from or exist after giving effect to a payment with respect to this Note, and if the holder of any Senior Debt gives written notice of such default to the holder of this Note and designates the same as a "Senior Default Notice" hereunder, unless and until such default shall have been cured or waived or shall have ceased to exist and any such acceleration shall have been rescinded or annulled, or if any judicial proceeding shall be pending with respect to any such default in payment or other default, no payment (including any payment which may be payable by reason of the payment of any other Indebtedness of the Maker being subordinated to or pari passu with the payment of this Note) shall be made by the Maker on account of principal of, interest on or otherwise in respect of this Note or on account of the purchase or other acquisition of subordinated Indebtedness.

            If, notwithstanding the foregoing, the Maker makes any payment to the holder of this Note prohibited by the foregoing provisions of this Section 3, such payment shall be paid over and delivered forthwith to the holders of the Senior Debt but only to the extent that, upon notice from the holder of this Note to the holders of the Senior Debt that such prohibited payment has been made, the holders of the Senior Debt notify the holder of this Note of the amounts then due and owing on the Senior Debt, if any, and only such amount so notified to the holder of this Note shall be paid to the holders of Senior Debt.

            The provisions of this Section 3.5 shall not apply to any payment with respect to which Section 3.3 of this Note would be applicable.

            Section 3.6 Subrogation to Rights of Holders of Senior Debt. Subject to the indefeasible payment in full in cash of all Senior Debt, the holder of this Note shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this
Section 3 to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of the Maker applicable to the Senior Debt until the principal of and interest on this Note shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the holder of this Note would be entitled except for the provisions of this Section 3, and no payments over pursuant to the provisions of this Section 3 to the holders of Senior Debt by the holder of this Note, shall, as between the Maker, its creditors other than holders of Senior Debt, and the holder of this Note, be deemed to be a payment or distribution by the Maker of or on account of this Note.

            Section 3.7 Provisions Solely to Define Relative Rights. The provisions of this Section 3 are and are intended solely for the purpose of defining the relative rights of the holder of this Note, on the one hand, and the holders of Senior Debt, on the other hand. Nothing contained in this Section 3 or elsewhere in this Note is intended to or shall impair, as between the Maker, its creditors other than the holders of Senior Debt and the holder of this Note, the obligation of the Maker, which is absolute and unconditional, to pay to the holder of this Note the principal of and interest on this Note as and when the same shall become due and payable in accordance with its terms and which, subject to the rights under this Note of the holders of Senior Debt, is intended to rank equally with all other general obligations of the Maker, or is intended to or shall affect the relative rights against the Maker of the holder of this Note and creditors of the Maker other than the holders of Senior Debt, nor shall anything herein or therein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section 3 of the holders of Senior Debt to receive cash, property or securities otherwise payable or deliverable to the holder of this Note.

            Section 3.8 Proof of Claim. If the holder of this Note does not file a proper proof of claim or debt in the form required in any bankruptcy, insolvency or receivership proceeding prior to 30 days before the expiration of the time to file such proof of claim or debt, then the holders of Senior Debt are hereby authorized to file an appropriate proof of claim or debt for and on behalf of the holder of this Note and such holder hereby appoints the holders of Senior Debt or their representative or representatives the attorney-in-fact of such holder for such purposes.

            Section 3.9 No Waiver of Subordination Provisions. No right of any current or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Maker or by any act or failure to act, in good faith, by any such Senior Debt holder, or by any non-compliance by the Maker with the terms, provisions and covenants of this Note, regardless of any knowledge thereof any such Senior Debt holder may have or be otherwise charged with. The holder of this Note by such holder's acceptance hereof agrees that, so long as there is indebtedness outstanding under this Note, the holder of this Note shall not agree to compromise, release, forgive or otherwise discharge the obligations of the Maker with respect to this Note without the prior written consent of the holders of the Senior Debt.

            Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the holder of this Note, without incurring responsibility to the holder of this Note and without impairing or releasing the subordination provided in this Section 3 or the obligations hereunder of the holder of this Note to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment, renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Maker and any other person.

            Section 3.10 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Maker, the holder of this Note shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the holder of this Note, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Maker, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Note.

            Section 3.11 Miscellaneous.

                  (a) Notices. All communications provided for hereunder shall be in writing and shall be delivered personally or sent by Federal Express or sent by registered or certified mail, postage prepaid, as set forth below:

            If to the holder of this Note:

                  [                 ]
                  [                 ]
                  [                 ]

            If to the Maker:

                  Telephone Access, Inc.
                  c/o Foster Management Company
                  1018 West Ninth Avenue
                  King of Prussia, Pennsylvania  19406
                  Telecopy No.: (610) 992-3390
                  Telephone No.: (610) 992-7650

            If to the holders of the Senior Debt:

            to such addresses and such telephone and telecopier numbers as are hereafter provided to the holder,

or to such other addresses and numbers as any party hereto shall specify to the others in writing. All notices shall be deemed received on the date of delivery, if hand delivered or sent by Federal Express, and five days after the date of mailing, if mailed.

                  (b) Severability of Provisions; Captions. Any provision of this Section 3 which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Section.

            Section 4. Events of Default and Remedies. Subject to Section 3 hereof, the holder of this Note shall have the right, without demand or notice, to accelerate this Note and to declare the entire unpaid balance hereof and the obligations evidenced hereby immediately due and payable and to seek and obtain payment of this Note upon the occurrence of any of the following events of default: (a) the Maker fails to pay any installment of principal payable under this Note or interest thereon within thirty (30) days after receipt of written notice from the holder of this Note to the effect that such installment or interest has not been paid when due, (b) the Maker admits in writing its inability to pay its debts generally as they become due, files a case or petition in bankruptcy or a case or petition to take advantage of any bankruptcy, reorganization or insolvency act, makes an assignment for the benefit of creditors, or consents to the appointment of a receiver for itself or for all or substantially all of its property or, on a petition in bankruptcy filed against it, is adjudicated a bankrupt, which judgment, order or decree shall not be appealed within the permitted time period from the date of entry thereof and subsequently vacated. Upon such declaration by the holder of this Note, the obligations evidenced by this Note shall be immediately due and payable.

            If the indebtedness evidenced by this Note shall not be paid on the date when due, thereafter the unpaid principal balance of such indebtedness shall bear interest at the rate of twelve percent (12%) per annum until the past due portion of the indebtedness (including all accrued and unpaid interest) is paid, but in no event shall such rate of interest exceed the highest rate permitted by applicable law.

            In the event of any event of default hereunder, the Maker agrees to pay to the holder of this Note all expenses incurred by such holder, including, without limitation, reasonable fees and disbursements of counsel, incurred by such holder in the enforcement and collection of this Note.

            Section 5. Definitions. As used herein, the following terms shall have the following respective meanings:

            "Indebtedness" shall mean as to any person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including without limitation forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note), or (v) any Guaranty of Indebtedness for borrowed money. For purposes hereof, "Guaranty" shall mean any obligation of the Maker guaranteeing or in effect guaranteeing any liability or obligation of any other person in any manner, whether directly or indirectly, including, without limiting the generality of the foregoing, any agreement to indemnify or hold harmless any other person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

            "Post Petition Interest" means interest accruing after the commencement of any bankruptcy or insolvency case or proceeding with respect to the Maker or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, at the rate applicable to such Indebtedness, whether or not such interest is an allowable claim in any such proceeding.

            "Senior Debt" means all Indebtedness of the Maker to any bank, insurance company or other institutional lender, whether currently outstanding or hereafter created, incurred or assumed (including but not limited to Post-Petition Interest), unless such Indebtedness, by its terms or the terms of the instrument creating or evidencing it is subordinate in right of payment to or pari passu with this Note. Senior Debt shall continue to constitute Senior Debt for all purposes and the provisions of Section 3 of this Note shall continue to apply to such Senior Debt, notwithstanding the fact that such Senior Debt, or any claim in respect thereof, shall be disallowed, avoided, subordinated or determined to be a fraudulent conveyance pursuant to the provisions of the United States Bankruptcy Code or other applicable federal, state or local law.

            Section 6. Foster Partnerships Debt. This Note shall be pari passu in right of payment with respect to any note issued by the Maker to any of Abbingdon Venture Partners Limited Partnership, a Connecticut limited partnership, Abbingdon Venture Partners Limited Partnership-II, a Delaware limited partnership, and Abbingdon Venture Partners Limited Partnership-III, a Delaware limited partnership, or any other investment partnership affiliated with Foster Management Company.

            Section 7. Governing Law. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and shall be binding upon the successors and assigns of the Maker and inure to the benefit of the Payee, the Payee's successors, endorsees and assigns.

            Section 8. Severability. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

                            *          *          *

                                    TELEPHONE ACCESS, INC.


                                    By____________________________
                                      Name:
                                      Title:


                           SCHEDULE TO EXHIBIT 10(a)

     Exhibit 10(a) is a form for two promissory notes that were issued by the Company to each of Joseph T. Morrow, having an address at 47 Lafayette Pl., 1E, Greenwich, CT 06830, and John E. Jordan, having an address at 1791 Crestwood Drive, Washington, DC 20011, in the principal amount of $1,352,400 and $926,100, respectively.